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                                                                    EXHIBIT 10.7


                 TOPTIER, ISRAEL, LTD. - BAAN DEVELOPMENT B.V.

                             OEM LICENSE AGREEMENT


         This OEM LICENSE AGREEMENT (this "Agreement") is entered into as of March 25, 2000 (the "Effective Date") by and between Baan Development B.V., a Dutch corporation, with a principal place of business at Baron van Nagellstraat 89, 3770 AC Barneveld, The Netherlands ("Baan"), and TopTier, Israel, Ltd., an Israel corporation, whose registered office and place of business are at #4 Hacharoshet Street, Ra'anana, Israel ("TopTier").

                                   RECITALS

         WHEREAS, Baan designs, develops and markets a wide range of proprietary enterprise and internet-enabled software applications; and

         WHEREAS, TopTier designs, develops and markets proprietary software and software technology and is willing to license to Baan as OEM certain software technology for embedding within Baan Software products only and for distribution through Baan Software products;

         WHEREAS, the Parties desire to set forth the terms and conditions under which the foregoing shall take place; and

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties mutually agree as follows:

                                1. DEFINITIONS

         As used throughout this Agreement, the following terms shall have the meanings set forth below unless otherwise indicated:

         1.1.  "Agreement" means the terms and conditions contained herein, in
                ---------
all attached Exhibits, Addenda and any other documents made a part of this Agreement or incorporated by reference, including any written amendments hereto signed by the Parties.

         1.2.  "Affiliate" means any and all of the Baan entities listed in
                ---------
Exhibit A, which may be updated by Baan from time to time.

         1.3.  "Baan Software" means any enterprise software application of
                -------------
Baan, a Baan Affiliate or a third Party that is marketed under the Baan brand and all Intellectual Property Rights embodied therein. To the extent Licensed Software and Technology is embedded in Baan Software, such Licensed Software and Technology shall be and remain the property of TopTier.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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         1.4.  "Bankruptcy Event" means any of the following events or
                ----------------
circumstances with respect to a Party: (i) such Party ceases conducting its business in the normal course; (ii) becomes insolvent or becomes unable to meet its obligations as they become due; (iii) makes a general assignment for the benefit of its creditors; (iv) petitions, applies for, or suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or (v) avails itself or becomes subject to any proceeding under the U.S. Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof.

         1.5.  "Confidential Information" means information, including without
                ------------------------
limitation the Licensed Software and Technology, that is transmitted or otherwise provided by or on behalf of either Party to the other Party in connection with this Agreement and the activities hereunder, and that should reasonably have been understood by the receiving Party because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the disclosing Party, an Affiliate of the disclosing Party or to a third party. Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means.

         1.6.  "Deliverable" means the Licensed Software and Technology
                -----------
delivered by TopTier to Baan for testing and acceptance pursuant to Section 3 of the Agreement.

         1.7.  "Derivative Work" has the meaning ascribed to it under the United
                ---------------
States Copyright Law, Title 17 U.S.C. Sec. 101 et. seq.

         1.8.  "Documentation" means all or any portion of the materials, in
                -------------
written or other tangible form (including on magnetic media), generally made available by TopTier for use in connection with the Licensed Software and Technology, including functional or technical specifications, user guides, operator guides, installation and operation guides and any other supporting materials.

         1.9.  "End User" shall mean the end user of Baan Software. If End User
                --------
is a corporation or other entity, then End User means each individual within such corporation or entity licensed pursuant to this Agreement to use, but not to further distribute, the Licensed Software and Technology embedded in Baan Software.

         1.10. "Enhancement" means any improvement, upgrade, new version of,
                -----------
enhancement to, fix, extension to, or add-on module that is a Derivative Work of the Licensed Software and Technology identified in Exhibit B.
                                                   ---------

         1.11. "Intellectual Property Rights" means all rights of a Person in,
                ----------------------------
to, or arising out of: (i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and (iv) any other proprietary rights in technology anywhere in the world.

         1.12. "Licensed Software And Technology" means the TopTier Software and
                --------------------------------
Technology listed on Exhibit B, as may be supplemented by TopTier from time to
                     ---------
time, to be distributed by Baan as software embedded within Baan Software and marketed under the Baan name.

                                       2
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         1.13. "Maintenance And Support" means the maintenance and support
                -----------------------
activities described in the attached Exhibit C.
                                     ---------

         1.14. "Object Code" means Software in binary, executable form.
                -----------

         1.15. "Party" in its singular or plural form, refers to either Baan or
                -----
TopTier or both, as dictated by the use.

         1.16. "Person" means any legal person or entity, including any
                ------
individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability corporation, governmental entity, or other person or entity of similar nature.

         1.17. "Software" means computer software and Object Code, including,
                --------
but not limited to, assemblers, compilers, or other executable code including associated data files, data (including image and sound data), design tools, user interfaces, templates, menus, buttons and icons, together with all related Documentation.

         1.18. "Source Code" means Software in human-readable form, including
                -----------
high-level language program listings, flowcharts, schematics, and logic diagrams and associated Documentation.

         1.19. "Term" shall have the meaning set forth in Section 11.1.
                ----

         1.20. "Technology" means technology, including required know-how, show-
                ----------
how, techniques, design rules, algorithms, routines, Software and associated Documentation, files, data-bases, works of authorship, processes, devices and hardware, as necessary to enable the incorporation or embedding of the Licensed Software and Technology in Baan Software.

                                  2. LICENSE

         2.1.  License To Baan. TopTier hereby grants to Baan and its Affiliates
               ---------------
a perpetual, non-exclusive, limited, worldwide right and license to embed and incorporate the Licensed Software and Technology in Baan Software products only, and for use only with databases or other data sources defined and fully contained within Baan Software products. Baan and its Affiliates shall have the right to market, distribute and sub-license Baan Software products incorporating and embedding the Licensed Software and Technology only under Baan's brand name and only to End-Users. Baan shall license the Licensed Software and Technology pursuant to its own Software License and Support Agreement.

         2.2.  Limited License. TopTier's license to Baan and its Affiliates
               ---------------
excludes any right of sub-license to software developers, Independent Software Vendors ("ISV") or other OEMs or to any third parties other than End-Users. Baan and its Affiliates have no right nor license to create standalone software products for the purpose of distributing the Licensed Software and Technology to End-Users or other third parties. Baan and its Affiliates have no right nor license to further develop or cause other parties to develop the Licensed Software and Technology in ways which will enable their use with databases or other data sources not defined and fully contained within Baan Software.

         2.3.  No Transfer Of License. Baan and its Affiliates may not transfer
               ----------------------
nor assign their rights under this Agreement to any third party without the prior written consent of TopTier, which consent shall

                                       3
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not be unreasonably withheld. In the event Baan is acquired by or merges with another entity, this Agreement shall remain in effect and the license granted in this Section 2 shall be limited to those Baan Software products released and in use immediately prior to any such merger or acquisition. To the extent the surviving entity in such merger or acquisition wishes to extend the license rights to products in addition to those Baan Software products released and in use immediately prior to any such merger or acquisition, any such rights will be separately negotiated and are not included in the license grants of Section 2.1.

         2.4.  Development License to Baan. Subject to the terms and conditions
               ---------------------------
hereof, TopTier hereby grants to Baan a perpetual, non-transferable, non-exclusive, royalty-free limited license, without the right to sublicense, to use internally and reproduce the Licensed Software and Technology solely for the purpose of performing development as required for the incorporation of the Licensed Software and Technology in Baan Software products, as permitted under this Agreement.

         2.5.  License Mechanism; Reporting. TopTier shall provide Baan with a
               ----------------------------
master copy of the Licensed Software and Technology incorporating a key mechanism that will enable End Users to use the Licensed Software and Technology immediately upon authorization from TopTier. Within forty-five (45) days of the end of each calendar quarter, TopTier shall provide Baan with a written report detailing the number of licenses of the Licensed Software and Technology authorized by TopTier for the immediately preceding quarter, identifying such things as End User name and address, the number of End Users and details of the Licensed Software and Technology licensed to the particular End Users.

                          3. DELIVERY AND ACCEPTANCE

         3.1.  Delivery to Baan: TopTier shall deliver to Baan the Licensed
               ----------------
Software and Technology on or before April 2, 2000.

         3.2.  Testing and Acceptance by Baan. Baan will promptly test and
               ------------------------------
evaluate the Deliverables within [*] from the date of receipt of the Licensed Software and Technology as required in Section 3.1. If the Deliverables are acceptable to Baan, Baan shall promptly issue to TopTier a letter of acceptance indicating that all of the Deliverables have been delivered, tested and accepted for purposes of this Agreement (the "Letter of Acceptance"). The Letter of Acceptance will state that Baan accepts the Deliverables under the License granted in this Agreement and that there are no further conditions to be met by TopTier in order to enable Baan's full use and enjoyment of its License granted hereunder.

         3.3.  Letter of Deficiency. If, after testing by Baan, the Deliverables
               --------------------
are not acceptable to Baan, Baan shall notify TopTier in writing within [*] from the date of receipt of the Licensed Software and Technology as required in
Section 3.1, such written notice to include a written list of deficiencies categorizing improvements, Enhancements or corrections, together with comprehensive citations of test results and documented problems and deficiencies (the "Letter of Deficiency"). To the extent that the Letter of Deficiency identifies improvements or corrections that are part of standard Maintenance and Support, TopTier shall perform such improvements or corrections at no additional charge to Baan according to the Maintenance and Support terms and conditions described in Section 5 below. To the extent that the Letter of Deficiency contains requests for new or additional functionality not originally specified in Exhibit B, the planning and execution of such requests, including
   ---------
feasibility, fees and delivery, will be negotiated separately and under a separate agreement between Baan and TopTier and will not be construed as part of this Agreement. Such requests for new or additional functionality shall not be justifiable cause for Baan to delay acceptance of the Deliverables as specified in Section 3 nor to delay payments under this Agreement as specified in Section 4 below.

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         3.4.  Proof of Acceptance Upon Shipment. If Baan ships any Baan
               ---------------------------------
Software that has Licensed Software and Technology embedded or incorporated in it to any End User, such shipment shall immediately and without further notice to TopTier constitute Baan's acceptance of the Deliverables, regardless of whether Baan has provided a Letter of Acceptance as contemplated in Section 3.2 above.

         3.5.  Failure to Send Letter of Acceptance or Letter of Deficiency. If
               ------------------------------------------------------------
Baan fails to provide TopTier with either a Letter of Acceptance or a Letter of Deficiency in the time period required in this Section 3, such failure shall constitute acceptance by Baan of the Deliverables as if Baan had provided a Letter of Acceptance pursuant to Section 3.2.

                         4. LICENSE FEES AND PAYMENTS

         4.1.  License Fees: The total price for the license granted to Baan in
               ------------
Section 3 above is [*] (the "License Fee"). TopTier shall invoice Baan for the License Fee, and Baan shall make payments to TopTier, according to the following schedule, over the five (5) years following the Effective Date:

               4.1.1. Initial payment of the License Fee of [*] to be paid in four (4) equal quarterly installments during the first year of this Agreement, the first payment being due and payable on March 15, 2000, and the remaining three (3) quarterly payments being due and payable on June 30, 2000, September 30, 2000 and December 31, 2000. The first quarterly payment of
[*] of the initial License Fee will be irrevocable and non-refundable, irrespective of Baan's decision to accept or not accept the Deliverables as provided in Section 3 above. Any subsequent payment of all or part of the initial License Fee will be refunded by TopTier to Baan, without penalty, if Baan, after testing the Deliverables according to Section 3.2, determines that they are not acceptable and decides to return the Deliverables to TopTier according to Section 3.3 above and terminate this Agreement. After the initial payment of the License Fee is made and after the Deliverables have been accepted, Baan shall pay the remaining balance according to the terms hereof regardless of any decision by Baan to refrain from using its license rights or regardless of the degree by which it utilizes the license rights during the [*] following the Effective Date of this Agreement, except for the circumstances described in Section 11.4.

               4.1.2. [*] of the License Fee, each of [*] to be paid by Baan on the [*], respectively, of the Effective Date of this Agreement in [*] equally quarterly installments during [*] anniversary year, with the quarterly installments becoming due and payable on March 31, June 30, September 30 and December 31 of [*] such year.

               4.1.3. [*] payment of [*] to be paid by Baan in four (4) equal quarterly installments during the fourth anniversary year of the Effective Date of this Agreement, with the quarterly installments becoming due and payable on March 31, June 30, September 30 and December 31 of such year.

               4.1.4.  [*]

               4.1.5. Failure by Baan to make timely payments of its License Fees will constitute a breach of this agreement and if not cured within 30 days after notice given by TopTier to Baan in writing, will be cause for termination of this Agreement, without relieving any of Baan's financial or other obligations hereunder.

               4.1.6. License Fees are separate from the fees for Maintenance and Support described in Section 5 of this Agreement.


                          5. MAINTENANCE AND SUPPORT

          5.1. In exchange for the Maintenance and Support Fees described in this Section 5, TopTier shall provide Baan with Maintenance and Support for the Licensed Software and Technology on an annual basis in order to enable Baan to receive all future Enhancements to the Licensed Software and Technology. The Maintenance and Support Fee will be invoiced by TopTier and paid by Baan according to the following schedule:

               5.1.1.  [*]

               5.1.2. For the [*] years of this Agreement, Baan will pay TopTier [*] at the beginning of each subscription year, with payment to be made upon invoice from TopTier no later than thirty (30) days after the anniversary date of the Effective Date of this Agreement, and TopTier shall provide such Maintenance and Support to Baan. For each subsequent year following the [*] of this Agreement, to the extent Baan wishes to receive Maintenance and Support from TopTier, Baan will pay TopTier [*] at the beginning of each subscription year, with payment to be made upon invoice from TopTier no later than thirty
(30) days after the anniversary date of the Effective Date of this Agreement. Nothing herein shall require or be construed to require Baan to order Maintenance and Support from TopTier for years after the [*] of this Agreement, and nothing herein shall require or be construed to require TopTier to deliver the Maintenance and Support to Baan after the [*] of this Agreement unless Baan pays for such Maintenance and Support.

          5.2. The Maintenance and Support provided by TopTier to Baan shall include the following as outlined in further detail in the attached Exhibit C:
                                                                    ---------

               5.2.1. Enhancements to the Licensed Software and Technology, as they are released and made available to TopTier OEM customers;

               5.2.2. Technical Support by TopTier to Baan technical personnel only (and not End Users), by means of telephone, telefax, electronic mail or electronic data transfer, in support of the license granted herein;

               5.2.3.  [*]

               5.2.4. Maintenance and Support by TopTier will not include on-site technical support, consulting, design, development or engineering services or End User FLS.


                             6. PROPRIETARY RIGHTS

         6.1.  Licensed Software and Technology. TopTier shall own all right
               --------------------------------
title and interest in and to all Licensed Software and Technology and any Derivative Works thereof, including all Intellectual Property Rights therein and thereto.

         6.2.  Baan Software. Baan shall own all right title and interest in and
               -------------
to all Baan Software and any Derivative Works thereof, including all Intellectual Property Rights therein and thereto.

         6.3.  Source Code Escrow.
               ------------------

               6.3.1.  Escrow Account. Within thirty (30) days of the Effective
                       --------------
Date, TopTier shall establish with Sourcefile, an escrow agent, a Source Code escrow account, governed by the agreement with Sourcefile, as attached in Exhibit D. TopTier agrees to place into such escrow account a copy of the Source
-------
Code for the Licensed Software and Technology, as supplemented from time to time by TopTier, along with the related Documentation (collectively, "Source Materials"); provided, however, that TopTier shall not be obligated to make deposits into the escrow account more frequently than twice per year. Baan shall have the right at any time to contact the escrow agent for the purpose of confirming that the Source Materials in the escrow account and verifying the instructions to the escrow agent to release the Source under the circumstances specified in Section 6.3.2 below. Baan shall bear all fees, expenses and other charges to open and maintain such escrow account.

               6.3.2.  Release. TopTier's agreement with the escrow agent shall
                       -------
provide that a copy of the Source Materials will be delivered to Baan by the escrow agent in the event that (i) a Bankruptcy Event occurs with respect to TopTier that is not resolved within sixty (60) days; (ii) TopTier discontinues or is in material breach of its support obligations for the Licensed Software and Technology and does not provide appropriate support within thirty (30) days after receiving a request from Baan to do so; or (iii) this Agreement is terminated or expires for any reason.

               6.3.3.  License. In the event of a release of escrow to Baan,
                       -------
under the conditions of the Sourcefile agreement, Baan shall have a nontransferable, nonexclusive license to use the Source Materials solely to support and maintain the Licensed Software and Technology licensed to Baan under this Agreement. Baan shall have no rights to use the Source Material for its own purposes of development, nor rights to distribute, transfer, copy, sell, sublicense, assign, display, demonstrate or convey the Source Materials or the information in the Source Materials to any third party, nor shall Baan use the Source Materials for any purpose other than Maintenance and Support of the Licensed Software and Technology and TopTier shall retain all ownership rights, title and interest in and to the Source Materials, including all Intellectual Property Rights therein and thereto.

         6.4.  Trademark License. Each Party hereby authorizes the other Party
               -----------------
to use its current and future trademarks, service marks and trade names ("Trademarks") in marketing programs and materials, for the purpose of promoting the products and services of each of the Parties, provided that such use is not

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derogatory nor detrimental to either Party. Such use of the Trademarks shall be solely in accordance with the reasonable instructions and then current guidelines from the Party owning the Trademark in question. The Parties understand and agree that such guidelines may, from time to time, be revised for the purpose of protecting the standards of quality established for TopTier' goods and services sold under the Trademarks and protecting the owner's rights in the Trademarks.

         6.5.  TANGIBLE PROPERTY. Unless otherwise agreed to in writing, any
               -----------------
tangible property, including but not limited to Documentation and equipment or material of every description furnished by one Party to another hereunder, is and shall remain the property of the furnishing Party. The Parties shall not use such property except in performing this Agreement. All such property shall be returned to furnishing Party upon the earlier of either the furnishing Party's request, completion or termination of the relevant services or expiration or termination of this Agreement.

                       7. REPRESENTATIONS AND WARRANTIES

         7.1.  REPRESENTATIONS AND WARRANTIES. The Parties make the following
               ------------------------------
representations and warranties to each other, as applicable:

               7.1.1.  ORGANIZATION REPRESENTATIONS; ENFORCEABILITY. Each Party
                       --------------------------------------------
is duly organized, validly existing and in good standing in the jurisdiction in which it is incorporated. The execution and delivery of this Agreement by each Party and the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of each Party. This Agreement constitutes a valid and binding obligation of each party enforceable in accordance with its terms.

               7.1.2.  NO CONFLICT. The entering into and performance of this
                       -----------
Agreement by the Parties does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which each of the Parties or any of its employees is a party or by which it or any of its property is or may become subject or bound. Each of the Parties will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrances that will conflict with the full enjoyment by each Party of its rights under this Agreement.

               7.1.3.  RIGHT TO MAKE FULL GRANT. TopTier has and shall have all
                       ------------------------
requisite ownership, rights and licenses to perform its obligations under this Agreement fully as contemplated hereby, and to grant to Baan the license rights stipulated herein with respect to the Licensed Software and Technology, free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any Person, including, without limitation, TopTier employees, agents, artists and contractors and such contractors' employees, agents and artists, who have provided, are providing or shall provide services with respect to the Deliverables.

               7.1.4.  NONINFRINGEMENT. Nothing contained in the Licensed
                       ---------------
Software and the Technology to be delivered to Baan, violates or misappropriates any Intellectual Property Right of any third party. Further, no characteristic of the Licensed Software and Technology does or will cause manufacturing, using, maintaining or selling Baan products or other products incorporating the Licensed Software and Technology to infringe, violate or misappropriate any Intellectual Property Right of any third party.

               7.1.5.  NO HARMFUL CODE OR VIRUSES. The Deliverables and the
                       --------------------------
Licensed Software and Technology as delivered by TopTier to Baan, will contain no matter which is injurious to End Users or their property. The Licensed Software and Technology and the media upon which the same are delivered to Baan are free from computer viruses, booby traps, time bombs or other programming designed to interfere with the normal functioning of the Licensed Software and Technology, the Baan Software into which the Licensed Software and Technology is and/or will be incorporated, or Baan's or End User's equipment, programs or data.

               7.1.6.  PROCESSING OF DATE AND DATE DEPENDENT DATA. The Licensed
                       ------------------------------------------
Software and Technology will provide accurate processing of date and date dependent data (including, but not limited to, calculating, comparing and sequencing operations) for all dates, including leap years.

               7.1.7.  PERFORMANCE. TopTier represents and warrants to Baan that
                       -----------
the Licensed Software and Technology will perform in substantial accordance with the specifications in the Documentation for such Licensed Software and Technology.

               7.1.8.  TESTING AND ACCEPTANCE. Baan represents and warrants to
                       ----------------------
TopTier that it shall thoroughly and comprehensively test the Deliverables prior to accepting them and that it shall report to TopTier any and all claims of defects or deficiencies in performance and shall request TopTier to evaluate such claims and correct them if necessary.


                          8. CONFIDENTIAL INFORMATION

         8.1.  TERMS OF AGREEMENT. The terms of this Agreement are the
               ------------------
Confidential Information of both Parties and shall not be disclosed by either Party in any manner (including but not limited to news releases, articles, brochures, advertisements, speeches or other information releases) without the prior written consent of the other Party.

         8.2.  LIMITATIONS ON USE AND DISCLOSURE. Each Party receiving
               ---------------------------------
Confidential Information (the "Recipient") agrees as to any such Confidential Information that may be disclosed to it by the other Party hereunder (the "Discloser"):

               (a) to protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to (x) its Affiliates who agree, in advance, in writing, to be bound by this Agreement, and (y) to its employees and subcontractors, and its Affiliates' employees and subcontractors, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Person owning such Confidential Information;

               (b) to use such Confidential Information only for the purposes of this Agreement;

               (c) not to make copies of any such Confidential Information or any part thereof except for the purposes of this Agreement; and

               (d) to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices as are contained in or on the original or as the owner may otherwise reasonably request.

         8.3.  EXCEPTIONS. The restrictions of this Section 8 on use and
               ----------
disclosure of Confidential Information shall not apply to information that (a) was publicly known at the time of Discloser's communication thereof to Recipient; (b) becomes publicly known through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient; (c) was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient; (d) is developed by Recipient independently of and without reference to any of Discloser's Confidential Information or other information that Discloser disclosed in confidence to any third party; (e) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or (f) is identified by Discloser as no longer proprietary or confidential.

         8.4.  DISCLOSURE PURSUANT TO LEGAL REQUIREMENT. In the event Recipient
               ----------------------------------------
is required by law, regulation or court order to disclose any of Discloser's Confidential Information, Recipient will promptly notify Discloser in writing prior to making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Discloser in seeking such order or other remedy. Recipient further agrees that if Discloser is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

         8.5.  RETURN OF CONFIDENTIAL INFORMATION. All Confidential Information
               ----------------------------------
disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of Discloser. All such information in any computer memory or data storage apparatus shall be erased or destroyed and all such information in tangible form shall be returned to Discloser, promptly upon the earlier of: (i) the written request of the Discloser, (ii) termination or expiration of this Agreement, and shall not thereafter be retained in any form by Recipient.

         8.6.  EQUITABLE RELIEF. The Parties acknowledge that their respective
               ----------------
Confidential Information are unique and valuable, and that breach by either Party of the obligations of this Agreement regarding such Confidential Information and intellectual property rights will result in irreparable injury to the affected Party for which monetary damages alone would not be an adequate remedy. Therefore, the Parties agree that in the event of a breach or threatened breach of such provisions, the affected Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

                          9. LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTIAL, INDIRECT, STATUTORY OR CONSEQUENTIAL DAMAGES OR ANY LOST REVENUE, LOST PROFITS RESULTING FROM, ARISING OUT OF OR RELATED TO ITS PERFORMANCE OR FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER, OR BREACH OF THIS AGREEMENT, WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO TOPTIER'S OBLIGATION TO INDEMNIFY BAAN UNDER
SECTION 10 HEREOF OR TO BREACHES BY EITHER PARTY OF SECTION 8 HEREOF.

                                 10. INDEMNITY

         TopTier will defend at its expense and indemnify and hold harmless Baan from and against any action, suit, or other proceeding, or settlement thereof, to the extent that such action, suit or proceeding arises out of or results from any claim, allegation or finding that any exploitation of the Licensed Software and Technology by Baan hereunder infringes the Intellectual Property Rights of any third party. TopTier shall pay those losses, damages, expenses and costs, awarded against, or incurred by Baan, or as a result of, any such suit, action or other proceeding, or any settlement thereof, provided that (i) Baan promptly notifies TopTier in writing of any such claim, (ii) TopTier shall be accorded control of the defense and of all negotiations for settlement or compromise of such claim, and (iii) Baan cooperates with TopTier, at TopTier's expense, in the defense and settlement of such claim, including providing to TopTier such information and assistance as TopTier may reasonably request.

                           11. TERM AND TERMINATION

         11.1. TERM. Unless earlier terminated in accordance with its terms,
               ----
this Agreement shall commence as of the Effective Date and shall remain in full force in perpetuity unless properly terminated by one or other of the Parties according to the provisions of this Section 11.

         11.2. TERMINATION FOR BREACH. Either Party may terminate this Agreement
               ----------------------
if the other Party is in material breach of any term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after the non-breaching Party gives the breaching Party written notice of such breach.

         11.3. TERMINATION FOR BANKRUPTCY; CHANGE OF CONTROL. Each Party may
               ---------------------------------------------
terminate this Agreement and all rights and licenses granted hereunder effective immediately upon notice that a Bankruptcy Event has occurred with respect to the other Party, without thereby relieving the other Party of its financial obligations under this Agreement. Baan may terminate this Agreement effective immediately upon notice of a Change of Control of TopTier involving a Baan direct competitor (by way of illustration, the following are the commonly known names of Baan direct competitors: [*]). Change of Control of TopTier means (a) the direct or indirect acquisition of either (i) the majority of the voting stock of TopTier or (ii) all or substantially all of the assets of TopTier in a single or series of related transactions; or (b) TopTier is merged with or into another entity.

         11.4. EFFECT OF TERMINATION. In the event all or part of this Agreement
               ---------------------
is terminated hereunder:

               11.4.1. If Baan terminates this Agreement after issuing a Letter of Acceptance to TopTier or if Baan breaches this Agreement leading to termination by TopTier, none of Baan's financial obligations will be relieved or changed and Baan shall be obligated to make full payment as specified in Section 4, except in the case of a termination for a Change of Control of TopTier (see
11.4.2 below). Following such instances of termination by Baan or by a breach of the Agreement by Baan, Baan's license under this agreement shall be cancelled immediately and Baan shall refrain from further use of the Licensed Software and Technology, except as necessary to support any published Baan Software to End-Users, and Baan shall, within ninety (90) days of the Termination, remove all Licensed Software and

Technology which had previously been incorporated or embedded in Baan Software from Baan Software and shall refrain from any marketing, sale or distribution of Baan Software containing the Licensed Software and Technology.

               11.4.2. If Baan terminates this Agreement because of a Change of Control of TopTier as described in Section 11.3 above, Baan shall have no obligation to make any payments called for in this Agreement that would arise following the date of such termination; however Baan shall pay any unpaid amounts due up to the date of such termination.

               11.4.3. The following sections of this Agreement shall survive termination by either Party: 1, 6, 7, 8, 9, 10, 11 and 12.

         11.5. AVAILABLE REMEDIES. Termination of all or any portion of this
               ------------------
Agreement in accordance with this Section 11 shall not limit either Party from pursuing any other remedies otherwise available to it at law or in equity, including injunctive relief, and not otherwise precluded by this Agreement.

                                  12. GENERAL

         12.1. TOPTIER BANKRUPTCY. All rights and licenses granted to Baan under
               ------------------
or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of "intellectual property" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if TopTier is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of TopTier, or TopTier, as a debtor in possession, rightfully elects to reject this Agreement , Baan may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of Baan's rights hereunder, to the maximum extent permitted by law, subject to any payments specified herein.

         12.2. TAXES. All prices herein are in U.S. Dollars and are exclusive
               -----
of any applicable taxes. Each Party is responsible for complying with the collection, payment and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Licensed Software and Technology under this Agreement. Neither Party is responsible for the taxes that may be imposed on the other Party. Situations may arise where governmental authorities require Baan to withhold from amounts payable to TopTier. In such cases, Baan may withhold the amount of taxes due from payments to be made to TopTier under this Agreement and remit the taxes withheld to the governmental authority.

         12.3. COMPETING PRODUCTS. Nothing contained herein shall be construed
               ------------------
as precluding either Party from developing, promoting, marketing, distributing and licensing other products that compete directly or indirectly with the Licensed Software and Technology.

         12.4. WAIVER. The failure of either Party to insist on the strict per-
               ------
formance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing, shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way affect the continuance in full force and effect of all the provisions of this Agreement.

         12.5. HEADINGS. Headings used in this Agreement are for convenience of
               --------
reference only and shall not be construed as altering the meaning of this Agreement or any of its parts.

         12.6.  APPLICABLE LAW. This Agreement shall be governed by and con-
                --------------
strued in accordance with the laws of the state of California, without reference to rules of conflict of law. The Parties hereby irrevocably agree that any action commenced that relates to the terms of this Agreement shall be brought in a court within the state of California, including a federal district court, located in San Jose, California.

         12.    SURVIVAL OF LICENSES.  Any licenses to the Licensed Software and
                --------------------
Technology granted by Baan to End Users and any rights to the Licensed Software and Technology that Baan may reasonably require for the purpose of providing support to End Users shall survive the termination or expiration of this Agreement for any reason.

         12.8.  SEVERABILITY. If any provision of this Agreement is held to be
                ------------
illegal, invalid or unenforceable, the remaining terms shall not be affected. The Agreement shall be interpreted as if the illegal, invalid or unenforceable provision had not been included in it, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

         12.9.  NOTICES. All notices, requests, demands, or communications
                -------
required or permitted hereunder shall be in writing, delivered personally or by electronic mail, facsimile, overnight delivery service at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon receipt for personal delivery, or on the business day following the date of sending by electronic mail, facsimile or overnight delivery service.

         Baan:

                     Baan Development B.V.
                     Baron van Nagellstraat 89
                     3770 AC Barneveld
                     The Netherlands
                     Attn: Vice President, Chief Technology Counsel
                     Fax: 31 342 42 8200


         TopTier:    Top Tier, Israel, Ltd.
                     6203 San Ignacio Avenue
                     San Jose, CA 95119
                     Attn: Vice President, Operations
                     Fax:  408 360-1703

         12.10. ASSIGNMENT. The respective rights and obligations provided in
                ----------
this Agreement shall bind and inure to the benefit of the Parties, their legal representatives, successors and permitted assigns. In addition to the assignment provisions of Section 2.3, neither Party shall assign this Agreement, including without limitation by operation of law, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment in violation of this Section 12.10 shall be null and void.


         12.11. RELATIONSHIP OF PARTIES. Nothing contained in this
                -----------------------
Agreement shall be deemed or construed as creating a joint venture or partnership between TopTier and Baan. Except as expressly provided herein, neither Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other, neither Party shall have power to control the activities and operations of the other and neither Party shall have any power or authority to bind or commit the other.

         12.12. FORCE MAJEURE. Neither Party shall be liable in case of force
                -------------
majeure. The Parties to this Agreement agree that force majeure shall include (but shall not be limited to): material breakdown of equipment, labor disputes of whatever nature or cause, and any other circumstances reasonably beyond the control of one of the Parties.

         12.13. NONSOLICITATION. During the Term and for a period of twelve(12)
                ---------------
months thereafter, neither Party will directly or indirectly solicit for employment employees of the other Party; provided, however, that this Section
12.13 shall not be construed as precluding either Party from hiring any Person that seeks employment or responds to a general advertisement.

         12.14. ENTIRE AGREEMENT; EFFECT ON MOU. This Agreement constitutes the
                -------------------------------
entire understanding of the Parties, and supersedes all prior or contemporaneous written and oral agreements, representations or negotiations with respect to the subject matter hereof. In particular, upon Baan's acceptance of the Deliverables as provided in Section 3, this Agreement supersedes in its entirety and renders null and void the Memorandum of Understanding (the "MOU") dated on or about July, 1, 1998 between Baan Company N.V. and TopTier Software, Inc., each Affiliates of the respective Parties, and that certain Development Partner Agreement dated June 13, 1997 between Affiliates of the Parties. During the period between the Effective Date and the date the Deliverables are accepted by Baan, the MOU shall remain in place but exist in abeyance, unenforceable by either Party, pending Baan's acceptance of the Deliverables pursuant to Section
3. This Agreement may not be modified or amended except in writing signed by both Parties.

IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the Parties as of the date first set forth above.

TOPTIER, ISRAEL, LTD.                          BAAN DEVELOPMENT B.V.

/s/ Reuven Agassi                              /s/ Gordon Kushner
------------------------------                 -------------------------------
Signature                                      Signature

    Agassi Reuven                                  Gordon Kushner
------------------------------                 -------------------------------
Name                                           Name

    Chairman Top Tier Israel                       VP, Chief Technology Counsel
------------------------------                 -------------------------------
Title                                          Title

                                   EXHIBIT A

                                  AFFILIATES

Baan Company N.V.
Baan International B.V.
Baan Software B.V.
Baan Austria GmbH
Baan (Schweiz) AG
Baan Nederland B.V.
Baan Belgium N.V.
Baan France S.A.
Baan Nordic AB
Baan UK Ltd.
Baan Holding Central Europe GmbH
Baan South Africa (Proprietary) Limited
Baan U.S.A., Inc.
Baan Canada, Inc.
Baan Brasil Sistemas de Informatica Ltda.
Baan Argentina Ltda.
Baan Info Systems India Pvt. Ltd.
Baan Software India Pvt. Ltd.
Baan Japan Co., Ltd.
Baan (Malaysia) Sdn. Bhd.
Baan Education Asia Pacific (M) Sdn Bhd.
Baan Singapore Pte. Ltd.
Baan Asia Pacific Pte. Ltd.
Baan Korea Co. Ltd.
Baan Australia Pty. Ltd.
Baan Iberica I.S., S.A.
Baan Italia S.r.l.
Baan China Limited
Antalys, Inc.
Matrix Holding B.V.
Beologic A/S
CAPS Logistics, Inc.
CODA Plc.
Compact 3000 Ltd.

                                   EXHIBIT B

                       Licensed Software and Technology

EXHIBIT B: TopTier Technology and Licensed Software

   Feature                                              Function                                                Benefit
TopTier Server                          Enables both simple and complex correlation of data   For users struggling to access
                                        from disparate sources of structured and              information through Supports only
                                        unstructured data--either from a single TopTier       incompatible and complex applications
                                        Server, or between correlated TopTier Servers.        and data access tools, Baan Data
                                                                                              TopTier Software provides a single
                                                                                              interface and patented user Sources,
                                                                                              as experience n that integrates,
                                                                                              navigates and simplifies an per the
                                                                                              organization's applications and
                                                                                              day-to-day operations

    Multiplexor                         A specialized server component that balances loads    Enables scalability of HyperRelational
                                        between multiple TopTier servers on multiple          applications.
                                        machines.  It is specifically designed to manage
                                        multiple requests in a multiple server, single
                                        application environment.

    HRNP Server                         Resolves all HRNP requests, and generates HTML or
                                        other appropriate pages as response. Multiple
                                        instances of this server can be managed & balanced
                                        through the Multiplexor.

Administration and Management

    Services Manager                    TopTier Services manager is the center for servers'   One interface for managing all TT
                                        administration while running as NT services. It is    servers. No need to learn  several
                                        the interface that provide all administration needs   tools.
                                        such as service installation, configuration,
                                        activation and monitoring of the TopTier Server.

    Server monitor                      the interface for configuring, monitoring and         Lets administrator optimize
                                        setting the properties of the server. It allows       performance across multiple TopTier
                                        configuring several servers to run on separate        servers depending on load and taking
                                        machines. The monitor can reside on a remote          into account various factors such as
                                        machine from the actual servers.                      number of users, speed of databases
                                                                                              and complexity of queries). Helps
                                                                                              Administrator test the load and
                                                                                              behavior of the system and configure
                                                                                              it appropriately.

    Configuration and
    System Analysis

           Administrator                A guideline that facilitates the configuration of
           Guide                        large systems, and benchmarking information as to
                                        performance requirements.

           Server Log                   Administrator can set preferences and TopTier         Lets administrator track server usage
                                        server log will include every request that is         and take appropriate
                                        processed by the server including the user name,      action to maximize use of system
                                        action taken, SQL query and processing time           resources and deliver better
                                        utilized.                                             response time to users. Also used for
                                                                                              testing and qualification of deployed
                                                                                              systems and tracking anomalies.

Security

    Data Security                       Support for user, schema, table, and column-level     Provides security for
                                        security.                                             HyperRelational applications while
                                                                                              taking full advantage of DBMS security
                                                                                              levels.

    Encryption (SSL)                    The Secure Sockets layer (SSL) protocol provides a    Ensure transport of encrypted and
                                        security "handshake" that is used to initiate the     authenticated data in HyperRelational
                                        TCP/IP connection. This handshake results in the      HTML using Browser and Web Server
                                        client and server agreeing on the level of security   support for SSL.
                                        they will use and fulfills any authentication
                                        requirements for the connection.

   Feature                                              Function                                                Benefit
TopTier Data Navigator                  This base offering integrates, navigates and          Unlike current integration offerings
                                        simplifies  existing extranets and intranets,         and decision support Supports only
                                        line-of-business applications and business            tools, TopTier Software provides a
                                        intelligence data sources such as relational          simple way to directly Baan Data
                                        databases.  This technology enables  data or          access information from its source,
                                        application to be accessed by end users via           enabling users to choose Sources, as
                                        TopTier's clients with patented Point of View         the path of their navigation and
                                        navigation featuring the signature Drag and Relate    benefit from the direction per the
                                        usage metaphor.                                       they choose. contract

End U

    Drag and Relate                     Drag and Relate simplifies and extends the static
    Metaphore                           non-structured point-and-click HyperText browsing
                                        experience with a dynamic structured data browsing
                                        experience that supports both point & click as well
                                        as drag and drop mavigation on a browser.  This is
                                        supported in both IE and Netscape Navigator

    Toolbar                             For each user, the toolbar displays a tree menu of
                                        components which represent to the user various
                                        aspects of their portal. Components in the toolbar
                                        are HyperRelational enabled, so links can be
                                        dropped on them thus invoking the corresponding
                                        Component with the related data.
                                        The toolbar displays additional folders &
                                        components, such as document components, web
                                        sources and data components

           Application                  Components that  represent a business component in
           Components                   a legacy system. These Components accept dragging
                                        in of meta data and data that invoke this Component
                                        with the associated data and presented with
                                        HyperRelational links.

           Office2000                   The toolbar may accommodate Office 2000 documents
           Integration                  as Components. These Components may interact with
                                        other Components in the system using the Drag &
                                        Relate metaphor. The documents may be pre defined
                                        Excel templates for analysis, in Word documents
                                        that represent letters etc.

           Web Sources                  A predetermined list of web sources for business      Componentizing web sources inserted
                                        information, as well as the ability to extend those   into the user toolbar are sensitive to
                                        sources will be available for the user and the        drag and relate actions i.e. dragging
                                        administrator. The sources provide information        a specific HyperRelational link onto
                                        about the company, its business partners, the         a web source to invoke the web source
                                        market (financial and commercial) and any flagged     with related data (e.g. tracking a
                                        keywords. Some search/pre-caching mechanism can       shipment by dragging an order of an
                                        create a data store for the web pages of relevance    item on a FEDEX Component).
                                        and bring them to the local user. Aggregated
                                        information will be surfaced to users via objects.
                                        Users can be authorized to access specific
                                        objects--hence, web sources.


           Corporate                    Integration with the File System Folders mechanism,
           Folders                      MS Exchange and IIS Folders allows access to
                                        corporate documents. Integrated back end query
                                        capabilities provide the ability to integrate the
                                        textual documents as yet another source of
                                        information. Users may browse for a specific
                                        document or perform a free text search.

    User based                          Every user's collection of components is received     Every machine with Internet connection
    remote toolbars                     remotely from a server, thus creating a roaming       can provide every user with her fully
                                        profile for the user. Access is authenticated         operational personilized environment.
                                        mechanisms described in the Security section of
                                        this document.

    Correlation                         The ability to relate information across multiple     Allows end users to begin with any set
                                        object models. Creating the seamless end-user         of data they're interested in, then
                                        integration through the ability to drag and drop      instantly relate that data with any
                                        objects across system boundries.                      other data sources. The best way to
                                                                                              provide integration at the front end.

     Visual cues                        TopTier client provides visual cues to educate and simplify the Point of View Navigation.

           HyperRelational              A link describing "How I got to where I am"           Track and save navigation paths as
           Track (HRT)                                                                        queries or filters for future use.

           ToolTips                     Every HRNP has a tooltip describing what can be       User can get up to speed even faster
                                        done with this link (only IE supports tooltips).      than before

     Query Tools                        Enables developers or users to prepare a search for   Provides easy interface to conduct a
     (Query wizard)                     data records by preparing a query statement           complex search for information in a
                                        specifiying required properties and conditions.       HyperRelational application. Queries
                                        Records that meet the query criteria are listed and   Records that meet the query criteria
                                        can be saved or printed.  A defined query statement   are listed and can be defined,
                                        can be saved for repeated use and also used as a      changed, displayed, saved and passed
                                        filter to pre-screen data so that only information    to other users for knowledge sharing.
                                        that meets the filter's criteria are shown.

           Native SQL                   Support the standard ANSII 92 SQL language for        No need to learn a new query language
           support                      queries both for developers and end-user              - TopTier Query tools support what
                                                                                              users already know and experienced at.

           TopTier SQL                  TopTier SQL extension syntax is an additional         TopTier SQL Extension syntax can
           extension                    function to SQL that help developers and end-users    simplify and shorten user queries in
                                        leverage from the relationships defined in the        an order of magnitude
                                        TopTier Repository.

    Query Components                    A query or a navigation track can be saved as a
                                        query component that can seamlessly interact with
                                        all other components.

           Navigation                   User can drag any query Component on any other        End users with no understanding of
           with queries                 Component to get a filtered list.                     query syntax or SQL can use them to
                                                                                              navigate and filter data. The
                                                                                              administrator will create the queries
                                                                                              for the user.


                  Queries with       Query Components can hold parameters that upon           A query Component with parameters
                  parameters         calling it will ask the user to input values             created by the administrator provides
                                     to use in this query.                                    flexible usage for end users.

        Filter folder                Allows authors (and users) to filter data so that        Mechanism for intuitively filtering
                                     only data that matches a certain criteria is             data to focus end-users on
                                     displayed. Pre-defined filter and query components       subject-specific information.
                                     and HR Track components can be dragged into the
                                     sytem folder and applied globally.


Misc.
        Export to file               Ability to export any given screen with the entire       This feature along with the new
                                     result set of a navigation path to an Excel file.        printing capabilities provide a
                                                                                              richer solution for utilization
                                                                                              of the generated data set.


         Feature                                       Function                                        Benefit Comments
TopTier Development Environment   Contains all the tools required for modeling, testing and     Provides a complete, integrated
                                  deploying an enerprise wide HyperRelational-based             authoring environment for
                                  information system.                                           creating and managing
                                                                                                HyperRelational applications.

                                  Provides a convenient "virtual workspace" for developers      Provides an intuitive, tailored
                                  and end-users. The workspace "follows" the user so that       workspace with HyperRelational
                                  a user can log-in onto any machine to their personal          toolbars that end users will
                                  workspace with the appropriate security.                      and gain access utilize to
                                                                                                interact with their
                                                                                                HyperRelational-based enterprise
                                                                                                information system.
Develop

 Model Transporter                Reads the structure of a database, its tables, columns,       Makes the first step in building a
                                  indexes, primary and foreign keys and generates a             HyperRelational application
                                  TopTier repository consisting of objects, properties and      (transporting a data model into
                                  relations. Also creates HyperRelational components for        the Top Tier repository) as easy as
                                  web browsers.                                                 "point and click".  Model
                                                                                                Transporting only imports the
                                                                                                logical structure of the database,
                                                                                                not the data itself.

        Repository  Viewer        The window to the TopTier Repository that allows              By customizing the repository,
                                  customization of the Meta data.                               developer can control the way
                                                                                                information appears and behaves in
                                                                                                a HyperRelational application

        Relation Matrix           Provides Relations window for viewing, modifying and          Provides developer with
                                  defining new relationships between objects in the             relationship matrix in a visual
                                  Top Tier repository.                                          environment which makes
                                                                                                interacting with Top Tier
                                                                                                repository very easy and intuitive.

          Relations reports       Generates textual report containing a summary of one          Provides developer with hardcopy
                                  or all relations currently defined in the TopTier             reports for evaluating design and
                                  repository.                                                   sharing with other developers.

        Auto Complete             Automatically creates relationships between objects in        Generates all possible relationships
                                  the TopTier repository, particularly those that did not       between objects and enables
                                  have direct relationships in the database. Auto completion    HyperRelational Navigation between
                                  can be defined for all levels at once or one level at a       objects.
                                  time.

          Weighing relations      Defines the weight of relations between objects and           Provides developer a mechanism to
                                  allows control of path that will be used to                   optimize paths between objects in
                                  auto-complete complex relations.                              the same group as well as between
                                                                                                groups.  Proper weighting shortens
                                                                                                the development cycle and create
                                                                                                better HyperRelation applications.

Develop

   Component Editor               Components are the main navigational tool in a                A graphical easy to use editor for
                                  HyperRelational application. The Model Transporter            defining the appearance,
                                  wizard creates basic components which can be customized       properties and methods of the
                                  or regenerated by the developer from the Component Editor.    objects the end user will interact
                                                                                                with

        Form Editor               The development environment tools create basic forms          The Component Editor provides one
                                  for each component.  Using the Form Editor, developer         interface for designing all parts
                                  can customize them or create new ones in a WYSIWYG            that build a Component such as
                                  editor.                                                       forms, HTMLs, reports.

                  CSS support     Enhanced support for CSS in HyperRelational Template          It's easier to create customized
                                  generation. Items will be generated in the HTML               HyperRelational templates
                                  templates using their exact position as specified
                                  in the Form Editor.

         Correlation Wizard        Imports Objects and Components from a remote      Allows developer to build a HyperRelational
                                   TopTier Server that represents different          application that provides user navigation
                                   datasources and correlates them to the            between different datasources.
                                   local system.


               Enhanced            Integrate a third party Distributed Query         Correlation now is faster, full featured and
               Correlation         Processor (such as MS DQP or ISG Navigator),      more flexible.
               Capabilities        that will provide more robust and optimized
                                   correlation capabilities for developers.

               Display data from   Imports Objects and Components from a remote      Developers can create forms displaying data
               multiple            TopTier Server that represent different           stored in disparate datasources and still have
               datasources         datasources. Then use fields from the remote      the power of point of view navigation to other
                                   server along with local fields to display         components.
                                   interrelated data coming from disparate data
                                   sources on one view.

Develop

         Web editing               Top Tier provides the developer with capability to customize the look and behavior of the
                                   Components on the web.

               Hyper Relational    A set of 8 Default HTML forms for displaying      Provides for quick development of the look and
               Templates           data on the web. Templates are generated          feel" of an HR application by generating a
               (HRT)               automatically during Model Transporting for       starter set of templates that can be used as is
                                   each HR component and can be regenerated at       or customized for specific user needs.
                                   anytime with the Component Editor. Generated
                                   templates include templates for finding,
                                   viewing, listing, adding and updating data
                                   records as well as templates for indicating
                                   general errors and the success or failure of
                                   add or update operations.

               FrontPage           Opening an HRT from the Component editor will     Finally WYZIWYG editing of HyperRelational
               Editing             invoke FrontPage as the default HTML editor.      templates with no additional cost.
                                   FrontPage will support HRNP tags. FrontPage
                                   express is part of the full installation of
                                   Internet Explorer 4.0 (which is distributed
                                   for free).

               TopTier Tags        Similar to HTML, HRNL (HyperRelational            Use existing WEB standards such as HTTP,
                                   Navigation Language) is based on tags.            browsers and Web server to provide a new
                                   Embedded in the HTMLtemplates, these tags         experience - Drag and Relate usage metaphor.
                                   enable HyperRelational navigation. The
                                   TopTier server replaces these tags with
                                   relevant data and sends it back to the
                                   client as normal HTML that is HyperRelational
                                   enabled. TopTier Tags include data tags,
                                   query tags, computational tags, extension
                                   tags and  other useful tags.

               Extensions tags     With TopTier extension tags developer can         Ability to integrate with and extend the
                                   display data in templates using COM objects       functionality of the TopTier Server with COM,
                                   (using Visual Basic script), ASP (Active          CGI or ASP.
                                   Server Pages) files, executables, or standard
                                   HTML pages that reside on another server.

Online Help and Books              On-line help system and documentation for         Integrated, comprehensive system makes TopTier
                                   developers and end-users.                         products even easier to understand and use.


Visual  cues                       Developer can provide visual cues that educates the user and simplify the Point of View
                                   Navigation experience.

                       HRNP Link          Ability to apply special formatting to highlight various types of HRNP links with
                       (Metalink)         different functions and to distinguish them from standard web HyperLinks.
                       differentiation
                       by font color and
                       Icon

Development

  Packager                                Create the toolbars and folders that developer elects to appear in the user's browser.
                                          Using the Packager wizard, developer package the software for distribution. The wizard creates an installation program which can be stored on a CD and use to deploy the
                                          HyperRelational application.

  Data Base support                       TopTier Server supports industry standard connectivity to corporate databases.

                       phase ii           Support for SQL 6.5  SQL 7.0 Oracle 7.x Oracle 8.0 DB2 5.x and Access

                       phase iii          Informix 7.x,  Sybase ASE 11.x, Oracle 8i

  Multi-user development                  Several developers can work on the same project concurrently.

         Feature                                                      Function

TopTier Software                          A Software Developer Kit (TopTier SDK) that defines how to make any third party
Developer Kit (SDK)                       application HyperRelational, by integrating the TopTier Server and Toolbar

Integration

  Server support for                      The TopTier Server is the back end support for enabling Point of view navigation in
  integration                             HyperRelational applications.


  TopTier Toolbar                         The Toolbar can now be integrated in a third party application either as an embedded
                                          ActiveX control or as a stand alone toolbar communicating with the application using COM.
                                          The toolbar can accommodate Components that represent sessions or forms in a third party application.

  HyperRelational enabling                The SDK exposes how to make a third party application HyperRelational and defines the APIs
  third party applications                required for communication with the TopTier Toolbar and Server.

                       HRNP Link          Provides developers a way to differentiate between various HyperRelational links so users
                       (Metalink)         can quickly identify and use all types of HR links for intuitive navigation.
                       differentiation
                       by font color and
                       Icon

Development
  Packager                                A simple wizard for deploying HyperRelational applications.

  Data Base support                       Allows an HR application developer to automatically provide intranet/extranet access to a variety of ODBC-compliant database from the major database vendors.

                       phase ii

                       phase iii


  Multi-user development                  Speed development by facilitating cooperative and coordinated project design

         Feature                                                                Benefit

TopTier Software                          For those customers or ISV/OEMs who wish to imbed TopTier's HyperRelational technology
Developer Kit (SDK)                       into their own applications, TopTier offers a comprehensive SDK. This offering includes all client, server and development tools and documentation needed to tailor or compose one's own TopTier Enterprise Integration Portal.

Integration

  Server support for
  integration


  TopTier Toolbar                         There are 2 ways to integrate TopTier Toolbar, embed the TopTier Toolbar in the third party application, or alternatively enable communication with it as a stand alone toolbar.
                                          Components, forms, sessions from all third party applications can be accessed from one
                                          TopTier toolbar

  HyperRelational enabling
  third party applications

               Sample             A complete walk through of how to turn an application       See how easy it is to HyperRelational
               application        into HyperRelational and integrate it with the TopTier      enable your application.
                                  Server including code examples.

        OLE DB Provider           OLE-DB is the Microsoft's standard next generation of       Third-party applications that have
                                  ODBC, implemented using COM interfaces and objects.         OLE-DB Connectivity  view TopTier
                                  This feature turns the TopTier Server into an OLE-DB        Server as a data source, thus
                                  Provider. OLE-DB stands for Object Linking and              leveraging the power of
                                  Embedding for Databases.                                    HyperRelational applications.
                                                                                              Turning the TopTier Server into an
                                                                                              OLE-DB Provider offers developers
                                                                                              the standard OLE-DB API as the API
                                                                                              to access our TopTier metadata
                                                                                              repository for HyperRelational
                                                                                              applications.

               OLE DB provider    Ability to send a query to the OLE DB Provider that         Third party applications can access
               support for        includes tables from disparate databases and get the        multiple data sources through one
               multiple           joined result from the TTServer.                            common OLE DB interface plus get the
               datasources                                                                    bonus of leveraging the power of
                                                                                              relationships defined in the TopTier
                                                                                              repository. It also provides the only
                                                                                              OLE DB interface to the Baan system.


                                   EXHIBIT C

                            Maintenance and Support

         Baan shall, pursuant to Baan's standard software license and support agreement ("SLSA"), enter into an agreement with End Users for the provision of Maintenance and Support for the Licensed Software and Technology. Maintenance and Support shall consist of First Line Support, Second Line Support and Third Line Support, defined as follows:

         FIRST LINE SUPPORT ("FLS") means the provision of assistance to end-
         --------------------------
         users with regard to the supported products via telephone, fax, electronic mail or otherwise, including (i) identification of the source or cause of the support issue experienced by the end user (ii) whenever at its reach, directly provide a solution to the support issue received including fixed object and patch distribution, and, if applicable, (ii) escalation of the support issue to the Second Line Support.

         SECOND LINE SUPPORT ("SLS") means the provision of assistance via
         ---------------------------
         telephone, fax, electronic mail or otherwise with respect to the supported products, including (i) receiving and processing support issues relating to the supported products as identified and escalated by the FLS, (ii) characterizing and analyzing support issues, (iii) registry administration - and whenever possible - resolution of calls,
         (iv) clarification of functions and features of the supported products,
         (v) clarification of the end user documentation for the supported products, and (vi) guidance in the operation of the supported products.

         THIRD LINE SUPPORT ("TLS") means the follow up activities related to
         --------------------------
         support issues concerning the supported products as escalated by the SLS and which entail but are not limited to (i) further and detailed in depth analysis of the said support issues leading to a) well documented and accurate description of the support issue at stake, b) replication of the said support issue on a test system accepted by the Baan product engineering group c) documented case resolution path, (ii) deployment of efforts till the case is resolved either by means of a workaround or the intervention of product engineering.

As between Baan and TopTier, Baan shall provide FPOC and FLS to End Users and TopTier shall provide SLS and TLS to Baan only, and not to End Users; except in the case where the support request relates to problems not solved in standard patches or updates, in which case TopTier shall provides such SLS and TLS directly to End Users. Baan shall provide TopTier with access to its internal support system throughout the term of this Agreement.

Baan shall properly train its support personnel in order for it to be able to fulfill its support obligations hereunder.

                                   EXHIBIT D

                               Escrow Agreement


                                  SourceFlex

                           Software Escrow Agreement

This contract is a two-party agreement between SourceFile and the software developer. End-users may sign on to this agreement as they license the technology from the developer. The SourceFlex contract provides the opportunity to serve all licensees of a particular software developer for one or more systems.

                  Developer<---------------------->SourceFile

                            Licensee 1 - Deposit A

                                       - Deposit B

                            Licensee 2 - Deposit A

                                         Deposit C

                            Licensee 3 - Deposit C

                                  SOURCEFLEX
                                  ----------
                     SOFTWARE SOURCE CODE ESCROW AGREEMENT
                       SOURCEFILE ACCOUNT NUMBER:  7965
                                                   ----

1.   PARTIES.
     --------

     This Software Source Code Escrow Agreement, ("Agreement") effective as of the last date next to the signatures below, is between SourceFile LLC, a California limited liability company doing business as SourceFile ("SourceFile") located at 2201 Broadway, Suite 703, Oakland, California 94612, TopTier Software, Inc, located at 6203 San Ignacio, Suite 101, San Jose, California 95119 ("Depositor"), and each Beneficiary described in Paragraph 3.4 (each a "Beneficiary", collectively the "Beneficiaries").

2.   RECITALS.
     ---------

  2.1. Depositor licenses software to Beneficiaries in object code form (the "Software") pursuant to software license agreements (each a "License Agreement", collectively the "License Agreements"). The Software in source code form (the "Source Code"), including all relevant commentary, explanation, documentation, and instructions to understand, maintain, correct, complete, duplicate and compile the Source Code, and revisions to the Source Code is collectively hereinafter defined as the "Source Material". The Software and Source Material are the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality. A description of the Software subject to this Agreement as of the date hereof is attached hereto as Exhibit "A." With the addition of new Beneficiaries pursuant
                   ------------
         to paragraph 3.4, a description of the software (the "Software
            -------------
         Package" or "Software Packages") subject to this agreement must be noted in Exhibit "B" for each respective new Beneficiary.
                  -----------

  2.2. The purpose of this Agreement is to establish an escrow to protect Depositor's ownership and confidentiality of the Software and Source Material and to protect Beneficiary's legitimate use of the Software by assuring the availability of the Source Material in the event certain conditions set forth in Section 3.5 of this Agreement occur.
                                 -----------

  2.3. The parties desire that this Agreement be an agreement supplementary to the License Agreement pursuant to the United States Bankruptcy Code (S) 365 (n).

  2.4. In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows.

3.   SOURCE MATERIAL ESCROW PROCEDURES.
     ----------------------------------

  3.1.   Delivery of Source Material and Updates to SourceFile.  Depositor shall
         -----------------------------------------------------
         deliver to SourceFile a sealed parcel that contains the Source Material (the "Parcel"). Depositor shall also deliver to SourceFile all Source Material updates, revisions, and/or new versions (each an "Update", collectively "Updates") within thirty (30) days of the release of Software for such Update, which shall be added to and become part of the Parcel and the Source Material. Depositor shall send to SourceFile a duplicate Parcel within three (3) days after receiving written notice from SourceFile that the Source Material or any Update has been destroyed or damaged. With each delivery of the Source Material and Update, Depositor agrees to provide the information specified in Exhibit A, "Description of the
                                                 ----------
         Software," a copy of which is attached hereto and incorporated herein by reference. Title and ownership of the media upon which the Source Material is stored, exclusive of the Source Material itself, shall vest with SourceFile upon delivery of the Parcel.

        3.1.1.  Delivery of Encrypted Updates to SourceFile. Depositor shall
                --------------------------------------------
                have the option to encrypt Updates ("Encrypted Update") and, pursuant to acceptable instructions from SourceFile, transmit the Encrypted Update over the Internet to SourceFile's File Transfer Protocol site ("FTP Site").

        3.1.2. SourceFile shall not be liable to Depositor or Beneficiary for any Encrypted Update, or any part thereof, that is transmitted over the Internet to SourceFile's FTP Site but is not received in whole or in part, or for which no notification of receipt is given pursuant to Section 3.2.

  3.2.   Acknowledgement of Receipt by SourceFile.  SourceFile shall promptly
         -----------------------------------------
         notify Depositor and Beneficiary of receipt of the Parcel, Updates and Encrypted Updates. Notification of receipt of the Parcel will be sent via certified mail, return receipt requested or by private delivery service such as Federal Express, Airborne, United Parcel Service, or DHL Worldwide Express. Notification of receipt of each Update and Encrypted Update will be promptly sent by E-Mail to the E-mail address described in the Notices section of this Agreement, and posted to a page at SourceFile's web site (http:\\www.sourcefile.com) reserved for Depositor and Beneficiary. SourceFile shall provide Depositor and Beneficiary with a user identification name and password as required to access said page, and notice shall be effective upon delivery of such user identification name and password, and verification by SourceFile that receipt of the Update has been posted to said page. SourceFile shall not be responsible for procuring the delivery of the Source Material in the event of failure by the Depositor to do so.

  3.3.   Record Keeping, Storage, Copies and Inspection of Source Material.
         -----------------------------------------------------------------
         SourceFile shall have no obligation to determine the completeness, accuracy or physical condition of the contents of the Parcel, or whether the Parcel contains the Source Material. SourceFile shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. Depositor and Beneficiary shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records that SourceFile maintains pursuant to this Agreement, and to inspect the facilities of SourceFile and the physical condition of the Source Material.

  3.4.   Qualified Beneficiaries.  Beneficiary shall have the right to enforce
         -----------------------
         the Source Material Release Procedure described in Paragraph 3.6 only if (i) Beneficiary is a party to a License Agreement with the Depositor that is in force and not in default by Beneficiary, and (ii) all fees are paid to SourceFile. All other licensees of the Software shall have no rights hereunder and SourceFile shall have no duties to such licensees. Beneficiaries may be added upon written notice to SourceFile and execution and delivery by such new Beneficiary of Exhibit "B". Each
                                                               ------------
         new Beneficiary shall be bound by the terms and conditions of this Agreement only if such Beneficiary has sent to SourceFile a fully executed copy of the form of acknowledgement attached hereto as Exhibit
                                                                         -------
         "B" in which Beneficiary accepts the terms and conditions of this
         ---
         Agreement. A schedule of Beneficiaries effective as of the date of this Agreement is attached hereto as Exhibit "C".
                                         ------------

  3.5.   Release Conditions.  The following events shall be considered "Release
         ------------------
         Conditions".

        3.5.1. Depositor requests in writing that SourceFile release the Source Material to Beneficiary;

        3.5.2. Depositor is unwilling or unable to support or maintain the Software in breach of its License Agreement with Beneficiary after receipt of written notice of breach from Beneficiary and after any cure period has ended;

        3.5.3. [OPTIONAL] The appointment of a receiver for Depositor, or any other proceeding involving insolvency or the protection of or from creditors, and the same has not been discharged or terminated without any prejudice to Beneficiary's rights or interests under the License Agreement within thirty (30) days;

        3.5.4. [OPTIONAL] Depositor has ceased its ongoing business operations, or has ceased the sale, licensing, maintenance or other support of the Software and no successor of Depositor has undertaken the sale, licensing, maintenance and/or support of the Software; or

        3.5.5.

  3.6.   Source Material Release Procedures.  SourceFile shall hold the Parcel
         ----------------------------------
         pursuant to the following terms and conditions.

        3.6.1. In the event SourceFile is notified in writing of a Release Condition (the "Release Condition Notice"), and provided that SourceFile has been paid all fees and costs then due and owing, then SourceFile shall promptly deliver a copy of the Release Condition Notice to Depositor.

        3.6.2. If SourceFile does not receive Contrary Instructions (defined below) from Depositor in response to the Release Condition Notice within thirty (30) days of

                SourceFile's delivery to Depositor of the Release Condition Notice, then SourceFile shall deliver a copy of the Source Material to Beneficiary. "Contrary Instructions" are defined as Depositor's written notice to SourceFile with a copy to the subject Beneficiary, stating that the Release Condition has not occurred or has been cured.

        3.6.3. If SourceFile receives Contrary Instructions from Depositor within thirty (30) days of SourceFile's delivery to Depositor of the Release Condition Notice, then SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to hold the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly in writing; (2) five (5) business days after SourceFile has received a copy of an order or judgment of a court of competent jurisdiction directing SourceFile as to the disposition of the Source Material; or (3) five (5) business days after SourceFile has received a copy of the final decision of the arbitrator directing SourceFile as to the disposition of the Source Material.

  3.7.   Limitations on Beneficiary Use of Source Material.  Upon release of the
         -------------------------------------------------
         Source Material to Beneficiary, Beneficiary shall use the Source Material only for the purposes authorized by the License Agreement and for no other purpose. Beneficiary further agrees that the Source Material is confidential information, and that Beneficiary shall not disclose such confidential information to any person or entity. Beneficiary shall instruct its personnel to keep the Source Material confidential by using the same care and discretion that they use with similar data designated by Beneficiary as confidential. Beneficiary shall maintain the Source Material in a safe, secure location when not in use and shall immediately destroy the Source Material in the event Beneficiary's rights under the License Agreement terminate.

4.   TERM AND TERMINATION.
     ---------------------

  4.1.   Term of Agreement.  This Agreement shall have an initial term of
         -----------------
         three (3) years from the date hereof unless earlier terminated as provided herein. The term shall be automatically renewed on a yearly basis thereafter, unless Depositor, Beneficiary, or SourceFile notifies the other parties in writing at least forty-five (45) days prior to the end of the then current term of its intention to terminate this Agreement.

  4.2.   Termination of Agreement.  This Agreement shall terminate upon the
         ------------------------
         occurrence of any of the following.

        4.2.1. Upon notice after the initial term pursuant to Paragraph 4.1 or after an increase of fees and costs pursuant to Section 5;

        4.2.2.  Upon release of the Source Material pursuant to Section 3;

        4.2.3. Upon termination of the License Agreement of a Beneficiary, then this Agreement shall terminate as to that Beneficiary;

        4.2.4. In the event of non-payment of fees due SourceFile; provided, however that in such event SourceFile shall provide written notice of non-payment to all parties to this Agreement. If the amount past due is not received in full within thirty (30) days of the date of said notice, then SourceFile shall have the right to terminate this Agreement by sending written notice of termination to all parties; provided, however that if payment is due from a Beneficiary and not from Depositor, then this Agreement shall terminate as to that Beneficiary only. SourceFile shall have no obligation to take any action under this Agreement so long as any amount due SourceFile remains unpaid. Any party may cure past amounts due, whether or not obligated under this Agreement.

  4.3.   Return of Source Material.  In the event of termination of this
         -------------------------
         Agreement, SourceFile shall return any Source Material in its possession to Depositor forthwith. If SourceFile is unable to locate Depositor, after reasonable attempts to do so within 90 days from the date of termination of this Agreement, then SourceFile will destroy the Source Material.

  4.4.   Survival of Terms.  In the event of termination of this Agreement, the
         -----------------
         rights and obligations of the parties shall terminate, other than the obligation of Depositor and/or Beneficiary to pay SourceFile all fees and costs then due, and the obligations of Depositor and Beneficiary pursuant to Paragraph 3.8 (Limitations on Beneficiary Use of Source Material, page 4), Section 9 (Confidentiality; Restriction on Access to Source Material; Copies), Section 10 (Limitation of Liability of SourceFile), Section 12 (Arbitration of Disputes) and Section 13.7 (Attorney's Fees).

5.   COMPENSATION OF SOURCEFILE.
     ---------------------------

     Depositor and/or Beneficiary shall pay SourceFile for its services rendered hereunder in accordance with SourceFile's then current schedule of fees and costs, a copy of which is attached hereto as Exhibit "D," subject to
                                                  ----------
     Depositor's or Beneficiary's obligation for fees and costs described in Exhibit "B." SourceFile may increase its fees and costs annually, but in
     -----------
     such event Depositor and/or Beneficiary may terminate this Agreement by giving SourceFile written notice of termination within thirty (30) days of notice of such increase, whereupon termination shall be effective thirty
     (30) days after delivery of written notice of termination.

6.   REPRESENTATION AND WARRANTIES OF DEPOSITOR.
     -------------------------------------------

    Depositor represents and warrants the following:

    6.1. The Source Material as delivered to SourceFile is capable of being used to generate the latest version of the Software and that the Depositor shall deliver further copies as and when necessary. The Source Material shall contain all information in human-readable form and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain and correct the Software without the assistance of any other person.

6.2. Depositor has the right to possess the Source Material, free and clear of any liens, security interests, or other encumbrances;

6.3. Depositor shall deliver a duplicate Parcel within 3 10 days of receipt of a notice served upon it by SourceFile under the provisions of Clause 3.1;

6.4. Depositor owns or has licensed the Intellectual Property Rights in the Source Code and has the right and authority to grant SourceFile and Beneficiary the rights granted by Depositor to SourceFile and Beneficiary in this Agreement;

6.5. The Source Material is a copy of Depositor's proprietary information corresponding to that described in Exhibit "A", is readable from the media upon which it is written as deposited and, unless the Source Material or any part thereof is transmitted to SourceFile under the terms and conditions of the Encryption Update Rider, is not encrypted.

7. TECHNICAL VERIFICATION.
   -----------------------

   7.1. Upon the Source Code being deposited with SourceFile, SourceFile shall perform those tests in accordance with its Standard Technical Verification Service from time to time and shall provide a copy of the test report to the parties to this Agreement.

   7.2. Beneficiary shall be entitled to require that SourceFile carry out a Full Verification. Any reasonable charges and expenses incurred by SourceFile in carrying out a Full Verification will be paid by the Beneficiary.

   7.3. Subject to the provisions of Clauses 7.1 and 7.2, SourceFile shall bear no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Source Material.

8. INTELLECTUAL PROPERTY RIGHTS.
   -----------------------------

   The release of the Source Material to the Beneficiary will not act as an assignment of any Intellectual Property Rights that the Depositor possesses in the Source Code.

9. CONFIDENTIALITY; RESTRICTION ON ACCESS TO SOURCE MATERIAL; COPIES.
   ------------------------------------------------------------------

   SourceFile acknowledges that the Parcel contains proprietary information of Depositor and that SourceFile has an obligation to preserve and protect that confidentiality. Except as otherwise required to carry out its duties hereunder, SourceFile shall not permit any

     SourceFile employee, Beneficiary or any other person access to the Source Material except as otherwise provided herein, unless consented to in writing by Depositor. Depositor grants SourceFile the right and authorizes SourceFile to make copies of the Source Material and deliver a copy of the Source Material to Beneficiary as required to perform its obligations hereunder. Except as expressly provided herein, SourceFile shall not divulge, disclose or otherwise make available to third parties, or make any use of whatsoever of the Parcel, or of any information provided to it by Depositor in connection with this Agreement, without the express prior written consent of Depositor. This obligation will continue indefinitely notwithstanding the termination of this Agreement.

10.  LIMITATION OF LIABILITY OF SOURCEFILE.
     --------------------------------------

     SourceFile may act in reliance only on receipt of written notice, in an instruction or request furnished to SourceFile hereunder signed or presented by a person apparently authorized to act on behalf of Depositor or Beneficiary, as evidenced by inclusion of his or her name In Exhibit __, Authorized Persons. and all employees of Depositor and Beneficiary are conclusively deemed to have such authority. No action or claim against SourceFile arising under this Agreement may be instituted more than one (1) year after the event giving rise to such action or claim. SourceFile shall not be liable for any special, incidental, or consequential damages (including lost profits) arising out of this Agreement even if SourceFile has been apprised of the possibility of such damages.

11.  INDEMNIFICATION OF SOURCEFILE.
     ------------------------------

     Depositor and Beneficiary shall jointly and severally indemnify, defend and hold harmless SourceFile and its agents and employees (collectively "SourceFile") from any and all claims, demands, liability, costs and expenses, including attorney's fees, incurred by SourceFile directly or indirectly arising from or relating to the Source Material and/or SourceFile's performance of its duties under this Agreement; provided, however that this indemnity shall not extend to SourceFile's actual fraud, negligence, willful or reckless misconduct.

12.  NOTICES.
     --------

     Except as otherwise provided herein for notice of Updates posted to a page at SourceFile's web site pursuant to Paragraph 3.2, all notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

     12.1.  Personal Delivery. When personally delivered to the recipient.
            -----------------
            Notice is effective on delivery.

     12.2.  Certified Mail. When mailed certified mail, return receipt
            --------------
            requested. Notice is effective on receipt, if delivery is confirmed by a return receipt.

     12.3.  Overnight Delivery. When delivered by private overnight delivery
            ------------------
            service such as Federal Express, Airborne, United Parcel Service, or DHL Worldwide Express, charges pre-paid or charged to the sender's account. Notice is effective on delivery, if delivery is confirmed by the delivery service.


          TO DEPOSITOR: Top Tier Software, Inc.

             Street:  6203 San Ignacio Ave., Suite 101
                      -----------------------------------
             City, State, Zip: San Jose, CA 95119
                               --------------------------
             Phone: 408-360-1700
                    -------------------------------------
             Facsimile: 408-360-1703
                        ---------------------------------
             E-Mail: www.toptier.com
                     ------------------------------------

          TO SOURCEFILE:


                              2201 Broadway, Suite 703
                              Oakland, California 94612
                              Attn: Client Services
                              Phone: 510.419.3888
                              Facsimile: 510.419.3875
                              E-Mail: escrow@sourcefile.com
                                      ---------------------

TO BENEFICIARY:  As set forth in Exhibits "B" or "C".

     12.4. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

     12.5. Any party may change its address or facsimile number by giving the other party notice of the change in any manner permitted by this Agreement.

13. ARBITRATION OF DISPUTES.
    ------------------------

    Any controversy or claim relating to this Agreement (whether contract, tort, or both), or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association under its commercial arbitration rules at its San Francisco, California office, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS PROVISIONS.
    -------------------------

    14.1.  Entire Agreement; Acknowledgement. This Agreement and all agreements,
           ---------------------------------
           exhibits, and schedules referred to in this Agreement constitute the final, complete and exclusive statement of the terms of the Agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement. This Agreement has been explained to each of the parties by their respective attorneys and the parties acknowledge that it is executed voluntarily with full knowledge of its significance.

14.2.  Modification of Agreement. This Agreement may be supplemented, amended
       -------------------------
       or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

14.3.  Ambiguities. Each party and its counsel have participated fully in the
       -----------
       review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

14.4.  Waiver.  No waiver of a breach, failure of a condition, or any right or
       ------
       remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

14.5.  Headings.  The headings in this Agreement are included for convenience
       --------
       only and shall neither effect the construction or interpretation of any provision in this Agreement nor effect any of the rights or obligations of the parties to this Agreement.

14.6.  Necessary Acts, Further Assurances.  The parties shall at their own cost
       ----------------------------------
       and expense execute and deliver such further documents and instruments and shall take such other action as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

14.7.  Attorney's Fees.  In any litigation, arbitration or other proceeding by
       ---------------
       which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorney's fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

14.8.  Due Authorization.  Each party represents and warrants that the
       -----------------
       execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, partnership, or limited liability company action.

14.9.  No Third Party Rights.  This Agreement is made solely for the benefit of
       ---------------------
       the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

14.10.  California Law.  This Agreement shall be governed by and construed in
        --------------
        accordance with the laws of the State of California.

14.11.  Severability.  If a court of competent jurisdiction holds any provision
        ------------
        of this Agreement to be illegible, unenforceable, or invalid in whole or in part for any reason, such provision shall be modified or eliminated to the minimum extent necessary and the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

14.12.  Counterparts.  This Agreement may be executed in any number of
        ------------
        counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date below the signatures.

DEPOSITOR                           SourceFile
---------                           ----------
                                    SourceFile LLC, A California limited
                                    liability company

By: /s/ Shai Agassi                 By: /s/ Linda Romero
    ---------------------               ---------------------------
Name: Shai Agassi                   Name: Linda Romero
     --------------------                 -------------------------
Title: Chairman and CEO             Title: Director of Operations
      -------------------                  ------------------------
Date: 12-22-99                      Date: 12-22-99
      -------------------                --------------------------

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